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                                                                 Exhibit (2)(n)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
ING Global Equity Dividend and Premium Opportunity Fund:

We consent to the use of our report dated March 21, 2005, included herein, on the financial statements of the ING Global Equity Dividend and Premium Opportunity Fund, and to the references to our firm under the heading "Independent Registered Public Accounting Firm" in the prospectus and statement of additional information.

                                            /s/ KPMG LLP

Los Angeles, California
March 21, 2005